UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 19, 2009

Popular, Inc.

(Exact name of registrant as specified in its charter)

Puerto Rico	0-13818	66-0667416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 MUNOZ RIVERA AVE, POPULAR CENTER BUILDING, HATO REY , Puerto Rico		00918
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 787-765-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 19, 2009 Popular, Inc. (the “Corporation”) announced that it has determined the Relevant Price and Exchange Ratios in connection with its previously announced offer to issue up to 390 million shares of its Common Stock in exchange for its Series A Preferred Stock and Series B Preferred Stock and for the Trust Preferred Securities (the “Exchange Offer”). The Corporation has filed a registration statement, a prospectus and related exchange offer materials with the SEC for the Exchange Offer. The complete terms and conditions of the Exchange Offer are set forth in the prospectus and the related letters of transmittal.

A copy of Popular, Inc.’s press release announcing the Relevant Price and Exchange Ratios is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1 Press release dated August 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 19, 2009	Popular, Inc.

	By:	/s/ Ileana Gonzalez
Name: Ileana Gonzalez Title: Senior Vice President and Comptroller

Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 19, 2009